UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 15, 2018

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.	Other Events.

On March 15, 2018, RGC Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BB&T Capital Markets, a division of BB&T Securities, LLC, and Janney Montgomery Scott LLC (the “Representatives”), as representatives of the underwriters listed on Schedule 1 thereto (the “Underwriters”). The Underwriting Agreement relates to an underwritten public offering of shares of the Company’s common stock, par value $5.00 per share (the “Shares”), by the Company at a public offering price of $23.00 per Share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company has agreed to sell 608,696 Shares to the Underwriters at a purchase price of $21.735 per Share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 91,304 Shares on a pro-rata basis. The Underwriters exercised this option in full on March 15, 2018.
The net proceeds to the Company before expenses will be approximately $15,214,500, after deducting the underwriting discounts and commissions.
The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also includes customary indemnification and contribution provisions. The Offering is scheduled to close on March 19, 2018.
The Offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-219876), which was declared effective on August 23, 2017.
A copy of the Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of March 15, 2018, among the Company and the Underwriters*
Exhibit 5.1	Legal Opinion of McGuireWoods LLP*
Exhibit 23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1 above)*

 __________________________________
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: March 19, 2018	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO